EXHIBIT 99.1

NEWS RELEASE

For More Information Contact:	For Release - October 28, 2008
J. Downey Bridgwater, Chairman, President & Chief Executive Officer, (713) 507-2670 Zach L. Wasson, Executive Vice President & Chief Financial Officer, (713) 507-1297

STERLING BANCSHARES REPORTS THIRD QUARTER 2008 EARNINGS
HURRICANE IKE IMPACTS THIRD QUARTER RESULTS

•	Net income of $7.1 million or $0.10 per share
•	$0.03 charge related to Hurricane Ike (an additional loan loss provision of $2.7 million and $640 thousand in expenses were incurred in the third quarter related to Hurricane Ike)
•	Nonperforming loans include one previously disclosed relationship totaling $29.2 million
•	Net charge-offs were elevated due to certain non-performing auto dealer loans that were resolved in the third quarter of 2008 (approximately half of the total net charge-offs for the quarter)
•	Considering participation in U.S. Treasury Department Capital Purchase Program
•	Board of Directors approved a quarterly cash dividend of $0.055 per share of common stock, unchanged from prior quarter

HOUSTON, TX, October 28, 2008 – Sterling Bancshares, Inc. (NASDAQ: SBIB) today reported net income of $7.1 million, or $0.10 per diluted share for the third quarter ended September 30, 2008, compared to the $14.6 million or $0.20 per diluted share earned for the third quarter of 2007. Net income for the nine months ended September 30, 2008 was $29 million, or $0.39 per diluted share, compared to $39.6 million or $0.54 per diluted share for the same period in 2007.

“While the current economic conditions and our region’s recovery from Hurricane Ike certainly create significant challenges, they also provide considerable opportunities,” commented J. Downey Bridgwater, Sterling’s Chairman, President, and Chief Executive Officer. “There has been historic consolidation in the financial services industry during the last several months. In order to bolster our already strong capital levels and enable us to take advantage of opportunities that may result from these and other consolidations, we are currently considering participating in the Treasury Department's Capital Purchase Program which will allow us to sell senior preferred equity interests to the U.S. Treasury Department. Given the increased uncertainty in the economy and potential loan losses related to Hurricane Ike, we have increased our allowance for credit losses as a percentage of loans from 1.16% in the second quarter to 1.25% at the end of the third quarter.”

At September 30, 2008, management increased the allowance for loan losses to $45.2 million compared to $34.4 million at December 31, 2007. The Company recorded a provision for credit losses of $10.1 million for the third quarter of 2008 including approximately $2.7 million related to Hurricane Ike. Approximately $220 million of outstanding loans have been identified that have collateral located in the identified Hurricane Evacuation Zones near the coast which were the most severely affected areas. This provision represents the Company’s best estimate at this time of possible losses that may occur in these areas.

Sterling Bancshares, Inc., News Release
October 28, 2008

Nonperforming loans increased during the third quarter as the Company advanced the previously announced $9.2 million of additional funds related to SemGroup, an energy customer that is currently in Chapter 11 bankruptcy. Total exposure to SemGroup at the end of the third quarter totaled $29.2 million, representing nearly half of our total nonperforming loans. The SemGroup bankruptcy has proceeded as anticipated and is expected to be fully resolved during the second quarter of 2009. In addition to the further funding of SemGroup, a limited number of loans secured by commercial real estate moved to nonperforming status during the quarter. These loans are expected to have minimal losses due to the low loan to value of each of these real estate secured credits.

Net charge-offs for the third quarter of 2008 were $5.8 million or 0.62% of average total loans, compared to $2.2 million or 0.24% of average total loans, for the second quarter of 2008. Net charge-offs for the nine month period ended September 30, 2008 were $10.9 million or 0.40% of average total loans, up from $1.5 million or 0.06% for the same period in 2007. The increase in net charge-offs during the third quarter was primarily related to certain auto dealer loans that were identified at the end of the second quarter of 2008.

Period-end total loans increased $89.5 million or 2.4% on a linked-quarter basis to $3.7 billion at September 30, 2008 and up $371 million or 11.0% since September 30, 2007. Average total loans were $3.7 billion for the third quarter of 2008, up $77.8 million or 2.1% on a linked-quarter basis, and up $386 million or 11.6% from the third quarter of 2007. Loans held for sale at June 30, 2008 included certain commercial real estate loans and SBA guaranteed loans originated by the bank. Due to current market conditions, these loans are no longer classified as held for sale and are now considered as held for investment.

Average total deposits for the third quarter of 2008 were up $85.1 million or 2.4% on a linked-quarter basis, and down $8.6 million or 0.2% from the third quarter of 2007. Period-end total deposits decreased $120 million to $3.6 billion at September 30, 2008, down 3.3% on a linked-quarter basis, and down $87.6 million or 2.4% compared to September 30, 2007. At September 30, 2008, certificate and other time deposits decreased $59.2 million linked-quarter and $148 million compared to September 30, 2007, due to management’s decision to allow certain higher priced certificates of deposit to mature and be replaced by lower cost borrowings. Sterling has chosen to participate in the FDIC’s Temporary Liquidity Guarantee Program which allows funds in noninterest-bearing transaction deposit accounts to be fully FDIC-insured until December 31, 2009. The Company will incur a 10 basis point surcharge to these noninterest-bearing transaction deposit accounts not otherwise covered by the existing deposit insurance limit of $250 thousand.

Tax-equivalent net interest income for the third quarter of 2008 was $49.9 million, down $762 thousand or 1.5% linked-quarter, and up $2.5 million over the third quarter of 2007. Tax-equivalent net interest margin was 4.44% for the third quarter of 2008, down from 4.66% for the second quarter of 2008. The net interest margin was negatively impacted by increased competition for deposits as well as interest income forgone on nonperforming loans.

Noninterest income decreased $832 thousand in the third quarter of 2008 as compared to the third quarter of 2007. This decrease was due to a decline in loan sale activity during 2008. Noninterest income increased $5.3 million for the nine months ended September 30, 2008 compared to the same period in 2007. Customer service fees increased $1.4 million for the nine months ended September 30, 2008 compared to the same period in 2007 due primarily to an increase in account analysis fees. Wealth management fees increased $3.5 million for the nine months ended September 30, 2008 compared to the same period in 2007 due to the addition of MBM Advisors in June 2007.

Sterling Bancshares, Inc., News Release
October 28, 2008

Noninterest expense increased $4 million for the third quarter of 2008 as compared with the third quarter of 2007. The Company incurred approximately $640 thousand in Hurricane Ike related expenses during the third quarter. Since the third quarter of 2007, the Company has completed one acquisition, which resulted in additional noninterest expense of $1.5 million for the third quarter of 2008 compared to the same quarter in 2007. Additionally, FDIC insurance costs increased approximately $500 thousand for the third quarter of 2008 as compared to the third quarter of 2007.

Noninterest expense increased $10.9 million for the nine month period ended September 30, 2008 compared to the same period in 2007. The increase in noninterest expense was due to three acquisitions completed since March of 2007 resulting in additional noninterest expense of $6.6 million, increased FDIC insurance costs of approximately $1.5 million and $640 thousand in Hurricane Ike related expenses for the nine month period ended September 30, 2008 compared to the same period in 2007.

As of September 30, 2008, Sterling had total assets of $4.9 billion, total loans of $3.7 billion and total deposits of $3.6 billion. Shareholders’ equity of $502 million at September 30, 2008 was 10.1% of total assets. Book value per common share at period-end was $6.85.

Conference Call
Management of Sterling will host a conference call for investors and analysts that will be broadcast live via telephone and over the Internet on Tuesday, October 28, 2008 at 11:00 a.m. Eastern Time. To participate, visit the Investor Relations section of the Company’s web site at http://www.banksterling.com or call (612) 234-9960. An audio archive of the call will also be available on the web site beginning Wednesday, October 29, 2008.

Forward-Looking Statements
This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are based on beliefs and assumptions of management at the time that this release was prepared. The Company does not assume any obligation to update the forward-looking statements. There are several factors, many beyond the Company’s control, that could cause results to differ significantly from expectations including: adverse changes in the loan portfolio and the resulting credit risk-related losses and expenses; potential inadequacy of the allowance for credit losses; the ability to maintain or improve origination volumes; competitive influences on product pricing; and the ability to integrate acquisitions and realize expected cost savings and revenue enhancements. Additional factors can be found in the Company's 2007 Annual Report on Form 10-K filed with the Securities and Exchange Commission and available at the Securities and Exchange Commission’s web site (www.sec.gov).

About Sterling Bancshares
Sterling Bancshares, Inc. is a Houston-based bank holding company with total assets of $4.9 billion, which operates 59 banking centers in the greater metropolitan areas of Houston, San Antonio, Dallas and Fort Worth, Texas. The Company’s common stock is traded through the NASDAQ Global Select Market under the symbol “SBIB”. For more information on Sterling Bancshares, please visit the Company’s web site at http://www.banksterling.com.

–Tables to follow–

STERLING BANCSHARES, INC.
SELECTED FINANCIAL INFORMATION (Unaudited)
(dollars in thousands, except for per share data)

	Quarter Ended			Year-to-date
	Sep. 30,	Jun. 30,	Sep. 30,
	2008	2008	2007	2008	2007
Profitability
Net Income	$7,090	$10,307	$14,579	$29,006	$39,600

Earnings per common share (1)
Basic	$0.10	$0.14	$0.20	$0.40	$0.55
Diluted	$0.10	$0.14	$0.20	$0.39	$0.54

Return on average common equity (2)	5.61%	8.26%	12.67%	7.75%	11.99%
Return on average tangible common equity (2)	9.43%	13.69%	21.72%	12.86%	19.73%

Return on average assets (2)	0.57%	0.86%	1.32%	0.81%	1.24%
Return on average tangible assets (2)	0.63%	0.92%	1.41%	0.87%	1.32%

Net interest margin (3)	4.44%	4.66%	4.74%	4.59%	4.82%

Efficiency Ratio (4):
Consolidated	64.08%	61.31%	60.38%	62.57%	61.54%
Sterling Bank	62.14%	59.49%	57.89%	60.59%	59.18%

Liquidity and Capital Ratios
Average loans to average deposits	101.77%	102.02%	90.98%	100.19%	91.70%
Period-end stockholders' equity to total assets	10.14%	10.07%	10.43%	10.14%	10.43%
Average stockholders' equity to average assets	10.20%	10.38%	10.38%	10.44%	10.31%
Period-end tangible capital to total tangible assets	6.60%	6.49%	6.58%	6.60%	6.58%
Tier 1 capital to risk-weighted assets	9.18%	9.14%	8.89%	9.18%	8.89%
Total capital to risk-weighted assets	11.82%	11.70%	10.91%	11.82%	10.91%
Tier 1 leverage ratio (Tier 1 capital to average assets)	8.15%	8.20%	8.54%	8.15%	8.54%

Other Data
Shares used in computing earnings per common share
Basic shares	73,186	73,137	73,029	73,158	72,476
Diluted shares	73,525	73,419	73,453	73,475	72,970
End of period common shares outstanding	73,219	73,160	73,026	73,219	73,026
Book value per common share at period-end
Total	$6.85	$6.76	$6.34	$6.85	$6.34
Tangible	$4.29	$4.19	$3.84	$4.29	$3.84
Cash dividends paid per common share	$0.055	$0.055	$0.0525	$0.165	$0.158
Common stock dividend payout ratio	56.83%	39.06%	26.29%	41.65%	28.80%
Full-time equivalent employees	1,119	1,126	1,039	1,119	1,039
Number of banking centers	59	59	49	59	49

STERLING BANCSHARES, INC.
CONSOLIDATED BALANCE SHEETS (Unaudited)
(dollars in thousands)

	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,
	2008	2008	2008	2007	2007
ASSETS
Cash and cash equivalents	$113,070	$142,964	$135,624	$133,670	$110,876
Available-for-sale securities, at fair value	543,545	568,329	531,572	476,690	464,789
Held-to-maturity securities, at amortized cost	174,434	175,635	176,902	180,086	176,847

Loans held for sale	322	112,614	90,274	78,447	54,699
Loans held for investment	3,744,772	3,542,994	3,458,476	3,339,837	3,319,652
Total loans	3,745,094	3,655,608	3,548,750	3,418,284	3,374,351
Allowance for loan losses	(45,222)	(41,651)	(35,681)	(34,446)	(34,225)
Loans, net	3,699,872	3,613,957	3,513,069	3,383,838	3,340,126

Premises and equipment, net	41,195	40,311	40,027	27,905	26,624
Real estate acquired by foreclosure	4,562	4,293	4,042	3,683	2,713
Goodwill	173,210	173,104	172,686	168,815	166,130
Core deposits and other intangibles, net	14,444	15,031	15,617	15,971	16,562
Accrued interest receivable	17,968	18,712	18,558	19,701	20,520
Other assets	164,929	157,118	137,364	125,550	114,990
TOTAL ASSETS	$4,947,229	$4,909,454	$4,745,461	$4,535,909	$4,440,177

LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES:
Deposits:
Noninterest-bearing demand	$1,085,882	$1,135,296	$1,100,919	$1,092,210	$1,082,037
Interest-bearing demand	1,397,614	1,409,220	1,464,937	1,403,227	1,340,746
Certificates and other time	1,090,624	1,149,819	1,079,061	1,178,274	1,238,980
Total deposits	3,574,120	3,694,335	3,644,917	3,673,711	3,661,763
Other borrowed funds	668,069	521,395	425,929	197,147	136,555
Subordinated debt	74,266	73,816	49,142	48,694	46,986
Junior subordinated debt	82,734	82,734	82,734	82,734	82,734
Accrued interest payable and other liabilities	46,145	42,640	46,369	53,364	49,104
Total liabilities	4,445,334	4,414,920	4,249,091	4,055,650	3,977,142

COMMITMENTS AND CONTINGENCIES	-	-	-	-	-

SHAREHOLDERS' EQUITY
Common stock	75,086	75,028	74,983	74,926	74,794
Capital surplus	113,611	112,402	111,267	110,367	108,964
Retained earnings	326,826	323,765	317,485	309,903	300,375
Treasury stock	(21,399)	(21,399)	(21,399)	(20,493)	(20,493)
Accumulated other comprehensive income/(loss), net of tax	7,771	4,738	14,034	5,556	(605)
Total shareholders' equity	501,895	494,534	496,370	480,259	463,035
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$4,947,229	$4,909,454	$4,745,461	$4,535,909	$4,440,177

STERLING BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(dollars in thousands, except for per share data)

	Quarter Ended					Year-to-date
	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,
	2008	2008	2008	2007	2007	2008	2007
Interest income:
Loans, including fees	$59,636	$60,082	$63,052	$66,229	$67,033	$182,770	$193,872
Securities:
Taxable	7,714	7,408	6,549	6,522	6,111	21,671	17,327
Non-taxable	909	908	908	897	867	2,725	2,597
Trading assets	21	22	21	87	81	64	86
Federal funds sold	32	27	39	117	58	98	480
Deposits in financial institutions	2	5	3	2	9	10	33
Total interest income	68,314	68,452	70,572	73,854	74,159	207,338	214,395

Interest expense:
Demand and savings deposits	4,136	3,889	5,615	7,535	8,038	13,640	21,682
Certificates and other time deposits	8,763	8,662	11,977	14,610	14,809	29,402	41,081
Other borrowed funds	3,432	3,409	2,352	1,708	1,369	9,193	5,121
Subordinated debt	1,198	864	1,032	1,162	1,175	3,094	3,487
Junior subordinated debt	1,317	1,384	1,600	1,677	1,673	4,301	4,562
Total interest expense	18,846	18,208	22,576	26,692	27,064	59,630	75,933
Net interest income	49,468	50,244	47,996	47,162	47,095	147,708	138,462
Provision for credit losses	10,100	8,167	4,150	1,600	850	22,417	2,220
Net interest income after provision for credit losses	39,368	42,077	43,846	45,562	46,245	125,291	136,242

Noninterest income:
Customer service fees	3,882	4,148	3,876	3,795	3,629	11,906	10,532
Net gain (loss) on securities	(187)	-	-	3	-	(187)	-
Wealth management fees	2,255	2,363	2,338	2,192	2,186	6,956	3,470
Other	3,851	4,359	4,501	4,145	4,818	12,711	12,083
Total noninterest income	9,801	10,870	10,715	10,135	10,633	31,386	26,085

Noninterest expense:
Salaries and employee benefits	21,692	20,865	20,759	20,949	20,634	63,316	60,090
Occupancy	5,367	5,360	5,265	4,692	4,706	15,992	13,674
Technology	2,600	2,305	2,330	2,439	2,260	7,235	6,404
Professional fees	1,257	1,215	1,009	1,068	1,068	3,481	3,091
Postage, delivery and supplies	871	963	1,073	954	903	2,907	2,657
Marketing	627	724	413	441	432	1,764	1,368
Core deposits and other intangibles amortization	586	586	585	590	610	1,757	1,547
Acquisition costs	-	-	562	-	-	562	920
Other	5,997	5,690	5,392	5,001	4,431	17,079	13,469
Total noninterest expense	38,997	37,708	37,388	36,134	35,044	114,093	103,220

Income before income taxes	10,172	15,239	17,173	19,563	21,834	42,584	59,107
Provision for income taxes	3,082	4,932	5,564	6,201	7,255	13,578	19,507

Net Income	$7,090	$10,307	$11,609	$13,362	$14,579	$29,006	$39,600

Earnings per share (1):
Basic	$0.10	$0.14	$0.16	$0.18	$0.20	$0.40	$0.55
Diluted	$0.10	$0.14	$0.16	$0.18	$0.20	$0.39	$0.54

STERLING BANCSHARES, INC.
SELECTED FINANCIAL INFORMATION (Unaudited)
(dollars in thousands)

	Quarter Ended
	Sep. 30,			Jun. 30,
	2008			2008
	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate
Interest-Earning Assets:
Loans held for sale	$110,721	$1,756	6.31%	$94,801	$1,540	6.53%
Loans held for investment:
Taxable	3,598,381	57,815	6.39%	3,538,656	58,510	6.65%
Non-taxable (3)	4,472	95	8.46%	2,321	46	7.89%
Securities:
Taxable	642,152	7,714	4.78%	622,794	7,408	4.78%
Non-taxable (3)	97,607	1,284	5.23%	96,814	1,285	5.34%
Trading assets	4,348	21	1.92%	4,395	22	1.98%
Federal funds sold	6,774	32	1.88%	5,593	27	1.99%
Deposits in financial institutions	326	2	1.88%	1,010	5	1.94%
Total interest-earning assets	4,464,781	68,719	6.12%	4,366,384	68,843	6.34%

Noninterest-earning assets	469,002			471,081
Total Assets	$4,933,783			$4,837,465

Interest-Bearing Liabilities:
Deposits:
Demand and savings	$1,410,719	$4,136	1.17%	$1,417,453	$3,889	1.10%
Certificates and other time	1,145,196	8,763	3.04%	1,056,022	8,662	3.30%
Other borrowed funds	581,212	3,432	2.35%	595,081	3,409	2.30%
Subordinated debt	74,098	1,198	6.43%	49,511	864	7.02%
Junior subordinated debt	82,734	1,317	6.33%	82,734	1,384	6.73%
Total interest-bearing liabilities	3,293,959	18,846	2.28%	3,200,801	18,208	2.29%

Noninterest-bearing sources:
Noninterest-bearing liabilities	1,136,661			1,134,548
Shareholders' equity	503,163			502,116
Total Liabilities and Shareholders' Equity	$4,933,783			$4,837,465

Tax Equivalent Net Interest Income and Margin (3)		49,873	4.44%		50,635	4.66%

Tax equivalent adjustment:
Loans		30			14
Securities		375			377
Total tax equivalent adjustment		405			391
Net Interest Income		$49,468			$50,244

STERLING BANCSHARES, INC.
SELECTED FINANCIAL INFORMATION (Unaudited)
(dollars in thousands)

	Year-to-date
	2008			2007
	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate
Interest-Earning Assets:
Loans held for sale	$94,677	$4,681	6.60%	$60,660	$3,646	8.04%
Loans held for investment:
Taxable	3,514,320	177,950	6.76%	3,182,270	190,081	7.99%
Non-taxable (3)	3,260	202	8.27%	3,456	204	7.89%
Securities:
Taxable	610,877	21,671	4.74%	512,936	17,327	4.52%
Non-taxable (3)	97,278	3,820	5.25%	92,113	3,493	5.07%
Trading assets	4,379	64	1.94%	2,950	86	3.88%
Federal funds sold	5,789	98	2.27%	13,903	480	4.62%
Deposits in financial institutions	590	10	2.19%	919	33	4.80%
Total interest-earning assets	4,331,170	208,496	6.43%	3,869,207	215,350	7.44%

Noninterest-earning assets	460,904			413,713
Total Assets	$4,792,074			$4,282,920

Interest-Bearing Liabilities:
Deposits:
Demand and savings	$1,419,654	$13,640	1.28%	$1,289,139	$21,682	2.25%
Certificates and other time	1,109,199	29,402	3.54%	1,172,951	41,081	4.68%
Other borrowed funds	500,268	9,193	2.45%	129,417	5,121	5.29%
Subordinated debt	57,687	3,094	7.16%	46,145	3,487	10.10%
Junior subordinated debt	82,734	4,301	6.94%	74,803	4,562	8.15%
Total interest-bearing liabilities	3,169,542	59,630	2.51%	2,712,455	75,933	3.74%

Noninterest-bearing sources:
Noninterest-bearing liabilities	1,122,443			1,128,988
Shareholders' equity	500,089			441,477
Total Liabilities and Shareholders' Equity	$4,792,074			$4,282,920

Tax Equivalent Net Interest Income and Margin (3)		148,866	4.59%		139,417	4.82%

Tax equivalent adjustment:
Loans		63			59
Securities		1,095			896
Total tax equivalent adjustment		1,158			955
Net Interest Income		$147,708			$138,462

STERLING BANCSHARES, INC.
SELECTED FINANCIAL INFORMATION (Unaudited)
(dollars in thousands)

	Quarter Ended
	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,
	2008	2008	2008	2007	2007
Condensed Average Balance Sheet
Loans held for sale	$110,721	$94,801	$78,331	$66,897	$73,295
Loans held for investment	3,602,853	3,540,977	3,407,972	3,341,014	3,254,513
Total loans	3,713,574	3,635,778	3,486,303	3,407,911	3,327,808
Available-for-sale securities, at fair value	564,779	543,696	486,131	472,239	446,721
Held-to-maturity securities, at amortized cost	174,980	175,912	178,623	178,309	177,185
Trading assets	4,348	4,395	4,395	8,686	8,470
Other earning assets	7,100	6,603	5,427	10,748	5,605
Total earning assets	4,464,781	4,366,384	4,160,879	4,077,893	3,965,789
Goodwill	173,106	172,690	169,198	166,177	165,879
Core deposits and other intangibles, net	14,740	15,322	15,767	16,271	16,874
All other non-interest earning assets	281,156	283,069	257,573	226,367	249,716
Total assets	$4,933,783	$4,837,465	$4,603,417	$4,486,708	$4,398,258

Noninterest-bearing demand deposits	$1,093,053	$1,090,439	$1,046,412	$1,086,217	$1,093,485
Interest bearing deposits:
Interest-bearing demand deposits	1,410,719	1,417,453	1,430,887	1,348,767	1,320,136
Jumbo certificates of deposit	677,251	642,066	707,543	789,006	758,509
Regular certificates of deposit	316,567	302,790	327,624	339,085	343,288
Brokered certificates of deposit	151,378	111,166	90,816	118,027	142,127
Total deposits	3,648,968	3,563,914	3,603,282	3,681,102	3,657,545
Other borrowed funds	581,212	595,081	323,622	148,982	104,579
Subordinated debt	74,098	49,511	49,272	47,637	46,078
Junior subordinated debt	82,734	82,734	82,734	82,734	82,734
Accrued interest payable and other liabilities	43,608	44,109	49,554	51,048	50,962
Total liabilities	4,430,620	4,335,349	4,108,464	4,011,503	3,941,898
Total shareholders' equity	503,163	502,116	494,953	475,205	456,360
Total liabilities and shareholders' equity	$4,933,783	$4,837,465	$4,603,417	$4,486,708	$4,398,258

	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,
	2008	2008	2008	2007	2007
Period-end Loans:
Loans held for sale	$322	$112,614	$90,274	$78,447	$54,699
Loans held for investment:
Commercial and industrial	1,094,767	1,008,410	980,884	934,176	940,821
Real Estate:
Commercial	1,564,989	1,473,843	1,432,905	1,389,225	1,382,313
Construction and development	732,174	728,217	731,833	714,600	697,099
Residential mortgage	284,036	258,600	237,715	226,085	219,914
Consumer/other	68,806	73,924	75,139	75,751	79,505
Loans held for investment	3,744,772	3,542,994	3,458,476	3,339,837	3,319,652
Total period-end loans	$3,745,094	$3,655,608	$3,548,750	$3,418,284	$3,374,351

Period-End Deposits:
Noninterest-bearing demand	$1,085,882	$1,135,296	$1,100,919	$1,092,210	$1,082,037
Interest-bearing demand	1,397,614	1,409,220	1,464,937	1,403,227	1,340,746
Certificates and other time deposits:
Jumbo	636,447	674,891	682,264	756,980	773,770
Regular	304,050	318,762	304,776	332,206	345,205
Brokered	150,127	156,166	92,021	89,088	120,005
Total period-end deposits	$3,574,120	$3,694,335	$3,644,917	$3,673,711	$3,661,763

STERLING BANCSHARES, INC.
SELECTED FINANCIAL INFORMATION (Unaudited)
(dollars in thousands)

	Quarter Ended					Year-to-date
	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,
	2008	2008	2008	2007	2007	2008	2007
Allowance For Credit Losses
Allowance for loan losses at beginning of period	$41,651	$35,681	$34,446	$34,225	$33,450	$34,446	$32,027
Charge-offs:
Commercial, financial and industrial	3,713	2,210	1,721	876	540	7,644	2,391
Real estate, mortgage and construction	1,879	252	1,481	728	52	3,612	338
Consumer	657	351	303	547	478	1,311	1,082
Total charge-offs	6,249	2,813	3,505	2,151	1,070	12,567	3,811
Recoveries:
Commercial, financial and industrial	277	477	352	270	612	1,106	1,559
Real estate, mortgage and construction	28	23	61	8	3	112	39
Consumer	142	116	177	494	380	435	695
Total Recoveries	447	616	590	772	995	1,653	2,293
Net charge-offs	5,802	2,197	2,915	1,379	75	10,914	1,518
Allowance for credit losses associated with acquired institutions	-	-	-	-	-	-	1,496
Provision for loan losses	9,373	8,167	4,150	1,600	850	21,690	2,220
Allowance for loan losses at end of period	$45,222	$41,651	$35,681	$34,446	$34,225	$45,222	$34,225

Reserve for unfunded loan commitments at beginning of period	927	927	927	927	927	927	927
Provision for losses on unfunded loan commitments	727	-	-	-	-	727	-
Reserve for unfunded loan commitments at end of period	1,654	927	927	927	927	1,654	927
Total allowance for credit losses	$46,876	$42,578	$36,608	$35,373	$35,152	$46,876	$35,152

Nonperforming Assets
Nonperforming loans:
Nonaccrual	$70,538	$48,921	$21,199	$19,445	$10,919	$70,538	$10,919
Restructured	-	-	764	769	772	-	772
Real estate acquired by foreclosure	4,562	4,293	4,042	3,683	2,713	4,562	2,713
Other repossessed assets	234	118	112	152	67	234	67
Total nonperforming assets	$75,334	$53,332	$26,117	$24,049	$14,471	$75,334	$14,471

Accruing loans past due 90 days or more	$3,142	$2,224	$944	$1,304	$1,477	$3,142	$1,477

Ratios
Period-end allowance for credit losses to period-end loans	1.25%	1.16%	1.03%	1.03%	1.04%	1.25%	1.04%
Period-end allowance for loan losses to period-end loans	1.21%	1.14%	1.01%	1.01%	1.01%	1.21%	1.01%
Period-end allowance for loan losses to nonperforming loans	64.11%	85.14%	162.46%	170.41%	292.74%	64.11%	292.74%
Nonperforming loans to period-end loans	1.88%	1.34%	0.62%	0.59%	0.35%	1.88%	0.35%
Nonperforming assets to period-end assets	1.52%	1.09%	0.55%	0.53%	0.33%	1.52%	0.33%
Net charge-offs to average loans (2)	0.62%	0.24%	0.34%	0.16%	-	0.40%	0.06%

STERLING BANCSHARES, INC.
FOOTNOTES TO EARNINGS RELEASE

(1)
Earnings per share in each quarter is computed individually using the weighted-average number of shares outstanding during that quarter while earnings per share for the full period is computed using the weighted-average number of shares outstanding during the year. Thus, the sum for all quarters does not necessarily equal the full period earnings per share.

(2)	Interim periods annualized.

(3)	Taxable-equivalent basis assuming a 35% tax rate.

(4)
The efficiency ratio is calculated by dividing noninterest expense less acquisition and hurricane related costs by tax equivalent basis net interest income plus noninterest income less net gain (loss) on investment securities. Prior period amounts have been restated to reflect the current methodology.